SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2003

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1615 West Chester Pike
West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 12, 2003, Nobel Learning Communities, Inc. issued a press release announcing the resignation of John Frock as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7(c). Exhibits.

Exhibit 99.1	Press Release issued on August 12, 2003 announcing the resignation of John Frock as a director of the Company

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: August 12, 2003	By:	/s/ George H. Bernstein
George H. Bernstein
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on August 12, 2003 announcing the resignation of John Frock as a director of the Company.